SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2004

Hanover Direct, Inc.

(Exact Name of Registrant as Specified in Charter)

1-12082

(Commission File Number)

Delaware	13-0853260

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

115 River Road, Building 10 Edgewater, New Jersey	07020

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 863-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 3 – Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

     As previously reported, by letter dated May 21, 2004, Hanover Direct, Inc. (the “Company”) was advised by the American Stock Exchange (the “Exchange”) that the Company was not in compliance with certain of the Exchange’s continued listing standards as set forth in Part 10 of the Exchange’s Company Guide and had therefore become subject to the procedures and requirements of Section 1009 of the Company Guide. Specifically, the Company was not in compliance with Section 1003(a)(i) of the Company Guide with shareholders’ equity of less than $2,000,000 and losses from continuing operations and/or net losses in two out of its three most recent fiscal years; and Section 1003(a)(ii) of the Company Guide with shareholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years; and Section 1003(a)(iii) of the Company Guide with shareholders’ equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years. The Company was further advised that in order to maintain its listing on the Exchange, the Company had to submit a plan to the Exchange advising the Exchange of action it had taken, or will take, that would bring it into compliance with the continued listing standards of the Exchange by November 24, 2005 (18 months of receipt of the Letter). The Company submitted a plan to the Exchange on June 22, 2004 and on August 3, 2004 the Exchange notified the Company that it accepted the Company’s plan of compliance and granted the Company an extension of time until November 21, 2005 to regain compliance with the continued listing standards. The Company was advised that it must provide the Exchange staff with updates in conjunction with the initiatives of the plan as appropriate or upon request but no later than at each quarter completion concurrent with the Company’s appropriate periodic filing with the Securities and Exchange Commission (the “SEC”). The Company was further advised that if it did not show progress consistent with the plan the Exchange staff would determine whether such variance warranted the commencement of delisting proceedings.

     The Company today announced that it received a further letter from the Exchange dated December 9, 2004 notifying it that it has failed to satisfy an additional continued listing standard. Specifically, the Company has yet to file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 25, 2004 which is a condition for the Company’s continued listing on the Exchange, as required by Sections 234 and 1101 of the Company Guide, and is a material violation of its listing agreement with the Exchange. Therefore, pursuant to Section 1003(d) of the Company Guide, the Exchange is authorized to suspend and, unless prompt corrective action is taken, remove the Company’s securities from the Exchange. The Exchange advised that if the Company is not in compliance with the aforementioned filing requirements by December 31, 2004, the Exchange staff will initiate delisting proceedings as appropriate. In addition, should the Company regain compliance with the filing requirements prior to December 31, 2004, the Exchange staff will review such filing to determine whether the Company is making progress consistent with the plan. Upon completion of its review, the Exchange staff may take action including the initiation of delisting proceedings. The Company may appeal a staff determination to initiate delisting proceedings in accordance with Section 1010 of the Company Guide.

     As previously reported, on November 17, 2004, the Company announced that the Audit Committee of the Board of Directors of the Company is investigating two financial statement matters previously disclosed by the Company and other accounting-related matters with the assistance of independent outside counsel. The Company does not believe such investigation will be completed by December 31, 2004 and has so advised the Exchange. The Company understands that the Audit Committee may receive at least a preliminary report by mid-January, 2005 and cannot predict the outcome of that report or any additional adjustments to its financial statements that may be necessitated thereby. However, the Company intends to file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 25, 2004 as promptly as practicable following the conclusion of the investigation.

     There can be no assurance that the Company will be able to maintain the listing of its Common Stock on the Exchange. If the Company is not able to maintain the listing of its Common Stock on the Exchange, the Company will examine other available alternatives.

Section 5 – Corporate Governance and Management

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

     The Company intends to issue two Notices of Blackout Period to its directors and executive officers (the “Notices”) announcing a blackout period commencing on November 17, 2004 and ending at such time as trading in Company common stock resumes (the “Blackout Period”) because participants in The Company Store Savings and Retirement Plan for Union Employees and The Company Store Money Purchase Pension Plan are prohibited from entering into transactions with respect to Company securities under such plans, such as (i) direct investments in the plans’ Company common stock funds, (ii) exchanges into or out of the plans’ Company common stock funds, or (iii) distributions from the plans’ Company common stock funds, due to the suspension of trading of Company common stock by the American Stock Exchange pending the completion of the Company’s investigation of certain accounting matters. As set forth above, the American Stock Exchange has notified the Company that it may delist its common stock if certain periodic reports are not filed as discussed above.

     Federal law generally requires that directors and officers be furnished notice of a blackout period at least 30 days in advance of the last date on which they could exercise their affected rights immediately before the commencement of any blackout period in order to provide them with sufficient time to consider the effect of the blackout period on their retirement and financial plans. However, since the Plan Fiduciaries did not have advance knowledge of the American Stock Exchange’s decision to suspend trading of Company common stock, it was not possible to provide notice in advance of the blackout.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1	Press Release, dated December 13, 2004

Exhibit 99.2	Letter, dated December 13, 2004, from the Company to the American Stock Exchange

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER DIRECT, INC.

(Registrant)

December 13, 2004	By:	/s/ Charles E. Blue

Name: Charles E. Blue Title: Senior Vice President and Chief Financial Officer